LEHMAN BROTHERS INC. AND SUBSIDIARIES
HISTORICAL AND PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS
Unaudited
(in millions)

                                                                        Year Ended December 31, 1992
                                                        ---------------------------------------------------------------
                                                                                 Pro Forma Adjustments
                                                                        -----------------------------------------------
 Revenues
                                                   Historical           SLBD                    SLHMC                Total
                                                   ----------         -------                   ------               ------
   Market making and principal transactions           $1,509          $ (575)(a)                                     $  934
   Commissions                                         1,641          (1,231)(a)                                        410
   Investment banking                                    720            (218)(a)                                        502
   Interest and dividends                              4,974            (226)(a)               $  (31)(b)             4,717
   Other                                                 676            (531)(a)                  (88)(b)                57
                                                      ------          -------                   ------               ------
      Total Revenues                                   9,520          (2,781)                    (119)                6,620
   Interest Expense                                    4,573            (252)(a),(c)              (24)(b)             4,297
                                                      ------           ------                   ------               ------

      Net Revenues                                     4,947          (2,529)                     (95)                2,323
                                                      ------          -------                   ------               ------
 Non-interest Expenses
   Compensation and benefits                           2,982          (1,736)(a)                  (23)(b)             1,223
   Communications                                        332            (194)(a)                   (6)(b)               132
   Occupancy and equipment                               266            (183)(a)                   (4)(b)                79
   Professional services                                 163             (66)(a)                   (3)(b)                94
   Advertising and market development                    176             (84)(a)                   (2)(b)                90
   Depreciation and amortization                         167             (89)(a)                   (1)(b)                77
   Brokerage, commissions and clearance fees              92              52 (a)                                        144
   Other                                                 450            (136)(a)                  (61)(b)               253
                                                      ------           ------                   ------               ------
      Total non-interest Expenses                      4,628          (2,436)                    (100)                2,092
                                                      ------          -------                   ------               ------
   Income from continuing operations
        before taxes and cumulative effect of
        changes in accounting principles                 319             (93)                       5                   231
      Provision for income taxes                         147             (49)(a),(d)                2(b)                100
                                                      ------           ------                   -----                ------
   Income from continuing operations
        before cumulative effect of changes
        in accounting principles                       $ 172          $  (44)                  $    3                $  131
                                                       =====          =======                  ======                ======

LEHMAN BROTHERS INC. AND SUBSIDIARIES
HISTORICAL AND PRO FORMA STATEMENTS OF OPERATIONS ADJUSTMENTS


For the Year Ended December 31, 1992

Since Boston is reported as a discontinued operation in the Company's financial statements, its results are not reflected in the Company's 1992 results from continuing operations. The pro forma adjustments to the statement of operations give effect to the items described below:

         a) Adjustment reflects the elimination of revenues and expenses of SLBD.

         b) Adjustment reflects the elimination of revenues and expenses of SLHMC.

         c) Adjustment reflects reduced interest expense of approximately $121 million resulting from the utilization of cash proceeds to reduce the Company's short-term debt and term notes, certain of which notes were obligations owed to Holdings, offset by interest expense of $102 million allocated to SLBD and SLHMC for the carrying costs of buildings, improvements and equipment and certain acquisition related debt, which is not directly eliminated by the Primerica Transaction or the SLHMC Transaction other than through the utilization of available sales proceeds.

         d)   Adjustment (c) is tax effected at a rate of 40%.